Exhibit 99.1

NEWS RELEASE
	Contact:	Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(281) 398-9503
(281) 398-9996 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS ANNOUNCES LISTING ON AMERICAN STOCK EXCHANGE, CLOSING OF PUBLIC OFFERING AND NEW DIRECTOR

HOUSTON, TEXAS  May 18, 2007 - Geokinetics Inc. (AMEX: GOK) announced the listing of its common stock on the American Stock Exchange on Friday, May 11, 2007, and the closing of a public offering of 4,500,000 shares of its common stock at an offering price of $28.00 per share on Tuesday, May 15, 2007.

Commenting on these two major events, David A. Johnson, President and CEO of Geokinetics said, “We are making considerable progress in our efforts to enhance our growth and profitability as well as increase investor awareness.  The listing of our common stock on the American Stock Exchange represents a major milestone for the company and furthers our plan to increase stockholder value.  The public offering is an additional step in our growth strategy to reduce debt, strengthen our balance sheet and position ourselves for continued growth.”

Additionally, Geokinetics has named Christopher D. Strong as the newest member of its Board of Directors effective May 15, 2007, bringing the total number of directors to seven.  Mr. Strong, age 48, is currently the President and Chief Executive Officer of Union Drilling, Inc., an operator of land-based drilling rigs based in Fort Worth, TX, and has served in that capacity since April 2004.  From June 2003 to April 2004, Mr. Strong served as Union Drilling’s President and Treasurer.  From May 1999 to June 2003, he served as the Union Drilling’s Vice President and Chief Financial Officer.  Mr. Strong has over 16 years experience in the oil and natural gas industry. From 1994 until he joined Union, he served in various capacities at Hvide Marine, a marine oilfield service company, most recently as Vice President-Finance and Treasurer.  From 1990 through 1994, Mr. Strong was Treasurer of Port Everglades, a seaport with one of the largest non-refinery petroleum tank farms in the country. He is a graduate of Vassar College, and received an M.A. from the University of Pennsylvania and an M.B.A. in finance from the

GEOKINETICS INC. (AMEX: GOK)

One Riverway, Suite 2100, Houston, Texas  77056  (713) 850-7600  (713) 850-7330 FAX

Wharton School in 1986.  Prior to his graduate studies, Mr. Strong served as an officer in the US Navy.  Mr. Strong will join the Audit Committee of Geokinetics’ Board of Directors.

Geokinetics’ Chairman of the Board, William R. Ziegler commented: “We are extremely pleased to have Chris join our Board of Directors.  His financial expertise and energy industry experience will bring additional depth to our board as we continue to work to build stockholder value.”

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has a strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to transition zone environments.

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about any acquisition activity announced in this press release, related financing plans and statements with respect to future benefits.  These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to financial performance and results, availability of sufficient cash flow to execute our business plan and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.